CONSENT

TO:

ONTARIO SECURITIES COMMISSION
BRITISH COLUMBIA SECURITIES COMMISSION
ALBERTA SECURITIES COMMISSION
MANITOBA SECURITIES COMMISSION
COMMISSION DES VALEURS MOBILIERES DU QUÉBEC

RE:

FINAL SHORT FORM PROSPECTUS (the "PROSPECTUS") OF
FNX MINING COMPANY INC. (the "COMPANY") DATED JULY 2, 2003

Reference is made to the technical report prepared for the Company by Roscoe Postle Associates Inc. (the "Technical Report") dated March 5, 2003 incorporated by reference into the Prospectus.

I hereby consent to the use of the Technical Report for the purposes of the Prospectus, including the inclusion in the Prospectus, by reference, of the information contained in the Technical Report.

I confirm that I have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Technical Report or that are within my knowledge as a result of the services performed by me in connection with the Technical Report.

Dated the 2nd day of July, 2003.

ROSCOE POSTLE ASSOCIATES INC.

(signed) "Graham G. Clow"

____________________________________

NAME:

GRAHAM G. CLOW

TITLE:

VICE PRESIDENT